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                                                      EXHIBIT NO. 11

                                      Statement re Computation of Per Share Earnings



                                       WISCONSIN CENTRAL TRANSPORTATION CORPORATION

                                         (in thousands, except per share amounts)

                                                       (Unaudited)


                                                                           For the Quarter Ended            For the Six Months Ended
                                                                                 June 30,                            June 30,
                                                                        --------------------------           -----------------------
                                                                           1997              1996              1997            1996
                                                                        --------           -------           --------       --------
Net income ..................................................           $ 20,681           $ 7,528           $ 38,315       $ 15,594
                                                                        ========           =======           ========       ========

Weighted average common shares outstanding:

     Primary ................................................             50,858            50,582             50,830         50,551
                                                                        ========           =======           ========       ========

     Fully diluted ..........................................             51,961            51,713             51,951         51,704
                                                                        ========           =======           ========       ========

Earnings per common share outstanding:

     Primary ................................................           $   0.41           $  0.15           $   0.75       $   0.31
                                                                        ========           =======           ========       ========

     Fully diluted ..........................................           $   0.40           $  0.15           $   0.74       $   0.30
                                                                        ========           =======           ========       ========




                                                          -15-
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